Exhibit 99.1

Contact:	Christine Skold
Interim Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS SECOND QUARTER RESULTS

●	Comparable Sales Increase 0.3% in Second Quarter
●	Third Consecutive Quarter of Comparable Sales Growth
●	Updates Previous Guidance From Strong First Half Results

BIRMINGHAM, Ala. (August 23, 2019) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic-inspired fashion retailer, today provided financial results for its second quarter ended August 3, 2019, and business updates.

Jeff Rosenthal, President and Chief Executive Officer, stated, “I am pleased with the second quarter results.  We believe our strategic initiatives are taking hold as we recorded our third consecutive quarter of positive comparable sales.  Looking ahead, we expect a solid finish to the back-to-school season as well as momentum from strong product offerings in the back half of the year.  We are encouraged by City Gear’s early performance as they enter the second half with a strong inventory position along with the planned migration to the Hibbett digital platform. Based on the strength of the first half and our confidence in the second half, we have updated our annual guidance.    As we move forward, we will continue to drive the business with our strategic focus on leading with sneakers and connecting toe-to-head concepts with active apparel and accessories.”

Second Quarter Results

Net sales for the 13-week period ended August 3, 2019, increased 19.6% to $252.4 million, including $42.0 million for City Gear, compared with $211.1 million for the 13-week period ended August 4, 2018.  Comparable store sales increased 0.3% and will not include sales from City Gear until the fourth quarter of Fiscal 2020.  E-commerce sales represented 8.6% of total sales for the second quarter.  The increase in net sales was primarily attributable to the addition of City Gear.  Footwear sales continued to drive the business along with positive sales in activewear and accessories connecting to footwear products.

Gross margin was 30.3% of net sales for the 13-week period ended August 3, 2019, compared with 31.4% for the 13-week period ended August 4, 2018.  The 110 basis point decrease was principally due to the closure of 37 stores, which included full inventory liquidation of 32 stores and limited markdown activity which helped drive our clean inventory position.

Store operating, selling and administrative expenses were 31.8% of net sales for the 13-week period ended August 3, 2019, compared with 29.4% of net sales for the 13-week period ended August 4, 2018.  The increase as a percent of net sales included a one-time charge related to the previously announced transition of the Company’s Chief Executive Officer, City Gear acquisition costs of $7.6 million and $0.9 million related to the Company’s accelerated store closure plan.  The acquisition costs included a charge of $7.1 million for an increase in the estimated valuation of two contingent payments based on an update to City Gear’s projected achievement of defined EBITDA thresholds.  Excluding these costs, comparable store operating, selling and administrative expenses improved 170 basis points to 27.7% of net sales for the 13-week period ended August 3, 2019.

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Net loss for the 13-week period ended August 3, 2019, was $8.8 million, or $0.49 per share, compared with net loss of $1.2 million, or $0.06 per share, for the 13-week period ended August 4, 2018.  Excluding non-recurring costs, non-GAAP net loss for the 13-week period ended August 3, 2019, was $2.4 million, or $0.13 per share, including $0.09 for the one-time executive compensation costs related to the CEO’s transition.

For the quarter, Hibbett opened two new stores, rebranded two Hibbett stores to City Gear stores and closed 40 underperforming stores, bringing the store base to 1,108 in 35 states as of August 3, 2019.  Store closures included Hibbett stores closed for rebranding.  In addition, three high-performing stores were expanded.

Strategic Realignment – Accelerated Store Closure Plan

As the retail environment continues to evolve, the Company is focused on improving the productivity of the store base while continuing to grow its omni-channel business to serve customers where and when they want to shop.  As previously reported, the Company is proceeding with the closing of approximately 95 Hibbett stores in Fiscal 2020, which is expected to result in non-recurring impairment and store closure charges in the range of $0.10 to $0.15 per diluted share in Fiscal 2020.

Fiscal Year to Date Results

Net sales for the 26-week period ended August 3, 2019, increased 22.6% to $595.7 million compared with $485.8 million for the 26-week period ended August 4, 2018.  Comparable store sales increased 3.06%.

Gross margin was 32.7% of net sales for the 26-week period ended August 3, 2019, compared with 33.6% for the 26-week period ended August 4, 2018.  Excluding non-recurring expenses related to the $1.0 million amortization of an inventory step-up value, non-GAAP gross margin was 32.9% for the 26-week period ended August 3, 2019.

Store operating, selling and administrative expenses were 25.9% of net sales for the 26-week period ended August 3, 2019, compared with 25.5% of net sales for the 26-week period ended August 4, 2018.  SG&A expenses included a one-time charge related to the previously announced transition of the Company’s Chief Executive Officer, $8.3 million in City Gear acquisition costs, and $1.8 million related to the Company’s accelerated store closure plan.  Excluding these costs, store operating, selling and administrative expenses were 23.9% of net sales for the 26-week period ended August 3, 2019.

Net income for the 26-week period ended August 3, 2019, was $19.1 million, or $1.05 per diluted share,  compared with $20.3 million, or $1.06 per diluted share, for the 26-week period ended August 4, 2018.  Excluding non-recurring costs, non-GAAP net income for the 26-week period ended August 3, 2019, was $27.3 million, or $1.50 per diluted share, including $0.09 for the one-time executive compensation costs related to the CEO’s transition.

Balance Sheet and Stock Repurchases

Hibbett ended the second quarter of Fiscal 2020 with $97.8 million of available cash and cash equivalents on the consolidated balance sheet.  As of August 3, 2019, Hibbett had $17.0 million in debt outstanding and $83.0 million available under its credit facilities.

During the second quarter, the Company repurchased 429,964 shares of common stock for a total expenditure of $8.9 million.  Approximately $174.2 million remained authorized for future stock repurchases through January 29, 2022.

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Fiscal 2020 Outlook

The Company updated its full-year guidance for Fiscal 2020:

	Updated	Previous
Comparable store sales	1.0% - 2.0%	+0.5% - +2.0%
Net store closings	(80) - (85)	(80) - (85)
Earnings per diluted share	$1.35 - $1.50	$1.70 - $1.85
Expected impact of non-recurring items (non-GAAP)	($0.75) - ($0.80)	($0.25) - ($0.35)
Earnings per diluted share excluding non-recurring items (non-GAAP)	$2.15 - $2.25	$2.00 - $2.15
Gross margin	(30)bps - (40)bps	(25)bps - (35)bps
Gross margin excluding non-recurring items (non-GAAP)	(40)bps - (50)bps	(35)bps - (45)bps
SG&A expense rate change	50bps - 70bps	10bps - 15bps
SG&A expense rate change excluding non-recurring items (non-GAAP)	(40)bps - (60)bps	Flat - (10)bps
Depreciation	(10)bps - (20)bps	(10)bps
Tax rate	25.5%	25.0%
Capital expenditures	$18M - $20M	$18M - $22M
Share repurchase	$25M - $30M	$10M - $15M

Investor Conference Call and Simulcast

Hibbett Sports, Inc. will conduct a conference call at 10:00 a.m. ET on Friday, August 23, 2019, to discuss second quarter Fiscal 2020 results.  The number to call for the live interactive teleconference is (212) 231-2915.  A replay of the conference call will be available until August 30, 2019, by dialing (402) 977-9140 and entering the passcode, 21926463.

The Company will also provide an online Web simulcast and rebroadcast of its second quarter Fiscal 2020 conference call.  The live broadcast of Hibbett’s quarterly conference call will be available online at www.hibbett.com under Investor Relations on August 23, 2019, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for 30 days.

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with approximately 1,100 stores under the Hibbett Sports and City Gear banners, primarily located in small and mid-sized communities.  Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, Adidas, and Under Armour.  Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com.  Follow us @hibbettsports and @citygear.

About Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted net income (loss), earnings (loss) per share, gross margin and SG&A expenses as a percentage of net sales.  Management believes that non-GAAP net income (loss), earnings (loss) per share, gross margin and SG&A expenses as a percentage of net sales, which exclude the effects of non-recurring expenses related to the acquisition of City Gear and our accelerated store closure plan, are useful measures for providing more accurate comparisons of our current financial results to historical operations, forward looking guidance and the financial results of peer companies.  The non-recurring costs related to the acquisition of City Gear include amortization of inventory step-up value and professional service fees and expenses consisting primarily of investment banking, legal and accounting fees and expenses.  In future periods, such acquisition-related costs may include one or more of the following categories of expenses: (i) transition and integration costs, (ii) professional service fees and expenses and (iii) acquisition-related adjustments.  Future non-recurring costs related to the accelerated store closure plan may include: (i) lease and equipment impairment costs, (ii) third party liquidation fees, (iii) store exit costs, and (iv) residual lease costs.

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While our management uses these non-GAAP financial measures as a tool to enhance their ability to assess certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.  Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the sections titled “GAAP to Non-GAAP Reconciliation” that accompany this press release.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook,” “estimate,” “continue,” “will,” “may,” “could,” “possible,” “potential” or other similar words, phrases or expressions. For example, our forward-looking statements include statements regarding the expected strength of the back-to-school season and momentum from product offerings in the second half of Fiscal 2020, continuation of our strategic focus and plans for growth, the integration of and non-recurring costs relating to our acquisition of City Gear, net store closings and associated impairment and store closure charges related to our accelerated store closure plan, the productivity of our store base, earnings per diluted share, comparable store sales, the impact of non-recurring costs and expenses, gross margin, SG&A expense, depreciation expense, tax rate, capital expenditures and our stock repurchase program.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on April 18, 2019, and in our Quarterly Report on Form 10-Q filed on July 19, 2019. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	13-Week Period Ended				26-Week Period Ended
	August 3, 2019		August 4, 2018		August 3, 2019		August 4, 2018
		% of Sales		% of Sales		% of Sales		% of Sales
Net sales	$252,440		$211,123		$595,735		$485,830
Cost of goods sold	176,067	69.7%	144,772	68.6%	400,759	67.3%	322,706	66.4%
Gross margin	76,373	30.3	66,351	31.4	194,976	32.7	163,124	33.6
Store operating, selling and administrative expenses	80,334	31.8	61,965	29.4	154,373	25.9	123,869	25.5
Depreciation and amortization	7,680	3.0	6,271	3.0	14,903	2.5	12,519	2.6
Operating (loss) income	(11,641)	-4.6	(1,885)	-0.9	25,700	4.3	26,736	5.5
Interest expense, net	(73)	-	(167)	--	(29)	-	(111)	-
(Loss) income before provision for income taxes	(11,568)	-4.6	(1,718)	-0.8	25,729	4.3	26,847	5.5
(Benefit) provision for income taxes	(2,790)	-1.1	(496)	-0.2	6,650	1.1	6,560	1.4
Net (loss) income	$(8,778)	-3.5%	$(1,222)	-0.6%	$19,079	3.2%	$20,287	4.2%

Basic (loss) earnings per share	$(0.49)		$(0.06)		$1.05		$1.07
Diluted (loss) earnings per share	$(0.49)		$(0.06)		$1.05		$1.06

Weighted average shares outstanding:
Basic	17,906		18,823		18,107		18,896
Diluted	17,906		18,823		18,220		19,079

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	August 3, 2019	February 2, 2019
Assets
Cash and cash equivalents	$97,790	$61,756
Inventories, net	270,563	280,287
Other current assets	21,302	25,813
Total current assets	389,655	367,856
Property and equipment, net	103,864	115,394
Operating right-of-use assets	218,443	-
Finance right-of-use assets, net	1,691	-
Goodwill	19,661	23,133
Tradename intangible	32,400	32,400
Other noncurrent assets	10,914	7,282
Total assets	$776,628	$546,065

Liabilities and Stockholders' Investment
Accounts payable	$124,859	$107,315
Operating lease liabilities	64,249	-
Credit facilities	17,000	35,000
Finance/capital lease obligations	896	1,017
Accrued expenses	32,720	29,941
Total current liabilities	239,724	173,273
Long-term operating lease liabilities	184,927	-
Long-term finance/capital lease	1,149	1,994
Other noncurrent liabilities	10,883	34,749
Stockholders' investment	339,945	336,049
Total liabilities and stockholders' investment	$776,628	$546,065

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
Supplemental Information
(Unaudited)

	13-Week Period Ended		26-Week Period Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Sales Information
Net sales increase	19.6%	12.3%	22.6%	4.8%
Comparable sales increase	0.3%	4.1%	3.1%	1.7%

Store Count Information
Beginning of period	1,144	1,068	1,163	1,079
New stores opened	4	6	9	13
Stores closed	(40)	(15)	(64)	(33)
End of period	1,108	1,059	1,108	1,059

Stores expanded or relocated	4	3	6	8
Estimated square footage at end of period (in thousands)	6,239	6,048

Balance Sheet Information
Average inventory per store	$244,190	$234,311

Share Repurchase Information
Shares	429,964	336,302	689,396	376,601
Cost (in thousands)	$8,945	$7,978	$14,300	$8,848

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)

	13-Week Period Ended August 3, 2019
	Non-Recurring Costs
	GAAP Basis (As Reported)	Acquisition Costs (1)	Strategic Realignment Costs (2)	Non-GAAP Basis August 3, 2019
					% of Sales
Net sales	$252,440	$-	$-	$252,440
Cost of goods sold	176,067	-	-	176,067	69.7%
Gross margin	76,373	-	-	76,373	30.3
Store operating, selling and administrative expenses	80,334	7,553	892	71,889	28.5
Depreciation and amortization	7,680	-	-	7,680	3
Operating (loss) income	(11,641)	7,553	892	(3,196)	-1.3
Interest expense, net	(73)	-	-	(73)	-
Loss before provision for income taxes	(11,568)	7,553	892	(3,123)	-1.2
(Benefit) provision for income taxes	(2,790)	1,822	215	(753)	-0.3
Net (loss) income	$(8,778)	$5,731	$677	$(2,370)	-0.9%

Basic (loss) earnings per share	$(0.49)	$0.32	$0.04	$(0.13)
Diluted (loss) earnings per share	$(0.49)	$0.32	$0.04	$(0.13)

Weighted average shares outstanding:
Basic	17,906	17,906	17,906	17,906
Diluted	17,906	17,906	17,906	17,906

1) Non-recurring acquisition costs represent costs incurred during the 13-week period ended August 3, 2019, related to the acquisition of City Gear, LLC and consists primarily of contingent earnout valuation update and legal, accounting and professional fees.

2) Non-recurring strategic realignment costs represent costs incurred during the 13-week period ended August 3, 2019, related to our accelerated store closure plan and consists of professional fees, loss on fixed assets and operating leases and impairment costs.

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HIBBETT SPORTS, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)

	26-Week Period Ended August 3, 2019
	Non-Recurring Costs
	GAAP Basis (As Reported)	Acquisition Costs (1)	Strategic Realignment Costs (2)	Non-GAAP Basis August 3, 2019
					% of Sales
Net sales	$595,735	$-	$-	$595,735
Cost of goods sold	400,759	956	-	399,803	67.1%
Gross margin	194,976	956	-	195,932	32.9
Store operating, selling and administrative expenses	154,373	8,287	1,846	144,240	24.2
Depreciation and amortization	14,903	-	-	14,903	2.5
Operating income	25,700	9,243	1,846	36,789	6.2
Interest expense, net	(29)	-	-	(29)	-
Income before provision for income taxes	25,729	9,243	1,846	36,818	6.2
Provision for income taxes	6,650	2,389	477	9,516	1.6
Net income	$19,079	$6,854	$1,369	$27,302	4.6%

Basic earnings per share	$1.05	$0.38	$0.08	$1.51
Diluted earnings per share	$1.05	$0.38	$0.08	$1.50

Weighted average shares outstanding:
Basic	18,107	18,107	18,107	18,107
Diluted	18,220	18,220	18,220	18,220

1) Non-recurring acquisition costs represent costs incurred during the 26-week period ended August 3, 2019, related to the acquisition of City Gear, LLC and consists primarily of contingent earnout valuation update, amortization of inventory fair-market value step-up and legal, accounting and professional fees.

2) Non-recurring strategic realignment costs represent costs incurred during the 26-week period ended August 3, 2019, related to our accelerated store closure plan and consists of professional fees, loss on fixed assets and operating leases and impairment costs.

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